Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Experts” in the Registration Statement on Form F-1 of Jeffs’ Brands Ltd and to the incorporation by reference therein of our report dated May 5, 2025, with respect to the financial statements of Pure NJ Logistics LLC for the year ended December 31, 2024, included in the Report of Foreign Private Issuer on Form 6-K filed by Jeffs’ Brands Ltd with the Securities and Exchange Commission on May 5, 2025.

/s/ Elkana Amitai CPA

June 26, 2025